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                                                                   EXHIBIT 10.16
                                                                   -------------

                              CONSULTING AGREEMENT


                  THIS CONSULTING AGREEMENT (this "Agreement") is made as of April 28, 1998, by and between Grant Geophysical, Inc., a Delaware corporation (the "Company"), and Donald W. Wilson (the "Consultant").


                                    RECITALS
                                    --------

         A. At a meeting held on April 8th, 1998, the members of the Board of Directors of the Company (the "Board") elected the Consultant to serve as Chairman of the Board.

         B. At a meeting held on April 28, 1998, the disinterested members of the Board authorized the Company to enter into an agreement with the Consultant for certain consulting services, to pay the Consultant compensation of One Hundred Thousand and no/100 Dollars ($100,000.00) per year for such services and to grant the Consultant a nonqualified stock option to purchase 50,000 shares of the Company's common stock, par value $.001 per share ("the Option"), under the Company's 1997 Equity and Performance Incentive Plan (the "Plan").

         C. By unanimous written consent dated April 28, 1998, the holders of the common and preferred stock of the Company approved the appointment of the Consultant to serve as Chairman of the Board, approved this Agreement between the Consultant and the Company, and approved the grant of the Option.

         D. The Consultant has agreed to serve as Chairman of the Board, and in addition to his duties and responsibilities as Chairman of the Board, to provide consulting services to the Company.

                  NOW, THEREFORE, in consideration of the mutual covenants in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                   AGREEMENTS
                                   ----------

         1. TERM OF SERVICE. During the Term (as hereinafter defined), the Consultant shall serve as Chairman of the Board, and in that position provide such consulting services to the Company from time to time as may be agreed upon by the Company and the Consultant. This Agreement shall remain in full force and effect for a period (the "Term") beginning on the date hereof and ending on the date that the Consultant ceases to be Chairman of the Board of the Company.

         2. COMPENSATION. (a) During the Term, the Company shall pay the Consultant an annual consulting fee equal to One Hundred Thousand and no/100 Dollars ($100,000.00) (the "Consulting Fee") in accordance with the terms of
Section 2(b) of this Agreement.




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                  (b) The Company shall pay one-twelfth (1/12) of the Consulting
Fee on a monthly basis in arrears by the 10th day following the end of each calendar month beginning May 10, 1998.

                  (c) The Company shall grant to the Consultant the Option under the Plan, in accordance with, and subject to, the terms and conditions of the Plan.

                  (d) The Consultant's right to receive the Consulting Fee shall terminate immediately at such time that the Consultant ceases to serve as Chairman of the Board.

         3.       Miscellaneous.
                  --------------

                  (a) ENTIRE AGREEMENT AND AMENDMENT. This Agreement embodies the entire understanding of the Consultant and the Company, and there are no other agreements or understandings, written or oral, in effect between the Consultant and the Company, relating to the subject matter hereof, except the stock option agreement, relating to the Option referred to in Section 2(c) herein. This Agreement may be amended or modified only by an instrument signed by the Consultant and the Company.

                  (b) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the conflicts of law principles thereof.

                  (c) WAIVERS. Any waiver by either the Consultant or the Company of any violation of, breach of or default under any provision of this Agreement by the other party hereto shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement.

                  (d) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  (e) ASSIGNMENT. The rights and obligations of the Consultant and the Company hereunder shall not be assigned; PROVIDED, HOWEVER, that the Company shall be permitted to assign its rights and obligations to an affiliate of the Company without the consent of the Consultant.



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                  IN WITNESS WHEREOF, each of the Consultant and the Company has duly executed and delivered this Agreement as of the date first written above.

                              GRANT GEOPHYSICAL, INC.


                              By: /s/ Larry E. Lenig, Jr.
                                  ----------------------------------------------
                                  Name:  Larry E. Lenig, Jr.
                                  Title:  President and Chief Executive Officer


                              /s/ Donald W. Wilson
                              --------------------------------------------------
                              DONALD W. WILSON



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